Exhibit 10.35

SAKS INCORPORATED

Stock Option Grant Document

«Name»

Name of Optionee

«Grant_Date»

Date of Grant

$«FMV_on_Grant_Date»

Stock Option Exercise Price

«Number_of_Shares»

Number of Shares Subject to the Stock Option

Dear Optionee:

I am pleased to inform you that Saks Incorporated (the “Company”) has awarded to you a stock option for the number of shares of its common stock, $.10 par value, indicated above (the “Option”). The Option was awarded to you pursuant and subject to the terms and conditions (1) of the Company’s 2004 Long Term Incentive Plan (the “Plan”), (2) the Stock Option Agreement between the Company and you (the “Agreement”), and (3) this Stock Option Grant Document. This Stock Option Grant Document is a “Grant Document” referred to in the Agreement.

As described in and subject to the Agreement, you may exercise the Option at any time after one year from the date of grant indicated above as to 25% of such shares, at any time after two years from the date of grant as to 50% of such shares, at any time after three years from the date of grant as to 75% of such shares, and at any time after four years from the date of grant as to 100% of such shares, but in no event may you exercise the Option after the seventh anniversary of the date of grant indicated above.

Saks Incorporated

By:
Christine A. Morena
Executive Vice President
Human Resources